EXHIBIT 23.1


   INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Northland Cranberries, Inc. on Form S-4 of our report dated June 6, 1995, incorporated by reference in the Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended March 3, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

   /s/DELOITTE & TOUCHE LLP
   DELOITTE & TOUCHE LLP
   Milwaukee, Wisconsin

   July 19, 1996